Coopers                                 Coopers & Lybrand L.L.P.
& Lybrand                               a professional services firm

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Triangle Bancorp, Inc. on Form S-4 (File No. ) of our report dated January 20, 1997, on our audits of the consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report has been included in Triangle Bancorp, Inc.'s 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



/s/ Coopers & Lybrand L.L.P.



Raleigh, North Carolina
June 16, 1997